EXHIBIT 24.1

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Crocker and John LaBoskey, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Report and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                                     Title                                             Date
---------                                     -----                                             ----
/s/ Charles Crocker                           Chief Executive Officer and Chairman of           December 19, 2002
---------------------------------------       the Board Of Directors (Principal                 ------------------------------
Charles Crocker                               Executive Officer)


/s/ Dr. Asad M. Madni                         President, Chief Operating Officer and            December 19, 2002
---------------------------------------       Director                                          ------------------------------
Dr. Asad M. Madni


/s/ John LaBoskey                             Senior Vice President and Chief Financial         December 19, 2002
---------------------------------------       Officer                                           ------------------------------
John LaBoskey


/s/ Robert R. Corr                            Vice President, Secretary, Treasurer and          December 19, 2002
---------------------------------------       Controller (Principal Accounting Officer)         ------------------------------
Robert R. Corr


/s/ Richard M. Brooks                         Director                                          December 19, 2002
---------------------------------------                                                         ------------------------------
Richard M. Brooks


/s/ George S. Brown                           Director                                          December 19, 2002
---------------------------------------                                                         ------------------------------
George S. Brown


/s/ C. Joseph Giroir, Jr.                     Director                                          December 19, 2002
---------------------------------------                                                         ------------------------------
C. Joseph Giroir, Jr.


/s/ Dr. William G. Howard                     Director                                          December 19, 2002
---------------------------------------                                                         ------------------------------
Dr. William G. Howard


/s/ Gary D. Wrench                            Director                                          December 19, 2002
---------------------------------------                                                         ------------------------------
Gary D. Wrench